UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2026

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 17, 2026, ETHZilla Corporation, through its newly formed wholly-owned subsidiary, ETHZilla Aerospace LLC (the “Company”), acquired two CFM56-7B24 aircraft engines, together with all parts, engine records and engine stands associated therewith (collectively, the “Engines”), from Avean Engine Solutions, LLC, an affiliate of Aero Engine Solutions, Inc., pursuant to the terms of an Engine Sale and Purchase Agreement dated January 12, 2026 (the “Purchase Agreement”). The Engines were acquired for an aggregate of $12.2 million, which was payable in cash, less certain deposits previously paid, and subject to adjustments which provided for the economic closing date to be September 30, 2025.

The Engines are subject to Aircraft Engine Lease Agreements with a major airline, as lessee, which were assigned to the Company as part of the acquisition.

The Company also entered into a Servicing Agreement with Aero Engine Solutions, Inc. (the “Servicer”) in connection with the purchases, whereby the Servicer agreed to manage the Engines on behalf of the Company during the duration of the above referenced leases, in exchange for a monthly servicing fee, and also provided for the right of the Company (but not the obligation) to require Servicer (or Servicer’s designated affiliate) to purchase either or both of the Engines from the Company for a $3 million option price per Engine, following the expiration or earlier termination of the lease with respect to such Engine; and the right of Servicer (but not the obligation) to require the Company to sell either or both of the Engines to Servicer (or Servicer’s designated affiliate) for $3 million per Engine, following the expiration or earlier termination of the lease with respect to such Engine, in each case provided that such Engine is in the condition required by the terms of the agreement.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement filed herewith as Exhibit 2.1, which is incorporated in this Item 2.01 by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#£	Engine Sale and Purchase Agreement dated as of January 12, 2026, between Avean Engine Solutions, LLC, as seller, and ETHZilla Aerospace LLC, as buyer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.
#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that ETHZilla Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.
£	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

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